FOR IMMEDIATE RELEASE

Analyst Contact	Media Contact
Warren Edwards	Lesley Pool
Executive Vice President/	Senior Vice President/
Chief Financial Officer	Chief Marketing Officer
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8082	214-841-8028
warren.edwards@acs-inc.com	lesley.pool@acs-inc.com

ACS Announces Third Quarter Fiscal Year 2005 Results

DALLAS, TEXAS: April 21, 2005 – Affiliated Computer Services, Inc., (NYSE: ACS), a premier provider of business process and information technology outsourcing solutions announces third quarter fiscal year 2005 revenues of $1.06 billion, an increase of 6% when excluding the revenue associated with fiscal year 2004 divestitures. Third quarter fiscal year 2005 diluted earnings per share are $0.88 and include a prior year divestiture tax benefit of $0.07 per diluted share.

Revenues are $3.14 billion for the nine months ended March 31, 2005, an increase of 13% versus the prior year period when excluding the revenues associated with fiscal year 2004 divestitures. Diluted earnings per share for the nine months ended March 31, 2005 are $2.33, which includes the third quarter divestiture tax benefit of $0.07 per diluted share.

“We achieved solid earnings, exceptional cash flow and our margins continue to be very strong,” said Jeff Rich ACS’ Chief Executive Officer. “Organic revenue growth was weaker than anticipated primarily due to a decrease in non-recurring revenue. We expect revenue growth to improve in the second half of calendar 2005 based upon strong new business signings which are up 20% on a trailing twelve month basis.”

Other key highlights from ACS’ fiscal 2005 third quarter include:

•	Total revenue growth and internal revenue growth for the third quarter excluding the fiscal year 2004 divestitures of the Hanscom Air Force Base contracts and a majority of the federal business (“Divestitures”) were 6% and 2%, respectively. Internal growth during the quarter was challenged by lower than expected non-recurring revenue. Total revenue growth and internal revenue growth for the nine months ended March 31, 2005 excluding the Divestitures were 13% and 5%, respectively.

•	Excluding the divestiture tax benefit of $0.07 per diluted share, third quarter adjusted diluted earnings per share was $0.81, a 16% increase compared to an adjusted $0.70 in the comparable prior year period. The third quarter of fiscal year 2004 reported diluted earnings per share of $0.72 included a $0.02 per diluted share benefit related to the Hanscom divestiture.

•	Cash flow from operations during the third quarter was approximately $173 million, or 16% of revenues. Capital expenditures and additions to intangible assets were approximately $68 million, or 6% of revenues. Free cash flow during the third quarter was $105 million, or 10% of revenues. Free cash flow for the nine months ended March 31, 2005 was $272 million, a 62% increase over the prior year after adjusting for the $88 million Federal divestiture tax payment in the prior year period.

•	Annualized recurring new business signings were $130 million during the quarter. These new business signings represent over $500 million of total contract value. For the nine months ended fiscal year 2005, annualized recurring new business signings totaled $484 million and represent over $2.1 billion of total contract value.

•	During the third quarter, the Company completed the acquisition of all outstanding shares of Superior Consultant Holdings Corporation. With trailing annual revenues of approximately $104 million, Superior specializes in information technology outsourcing and strategic consulting services for healthcare providers.

•	During the third quarter, the Company announced the signing of a definitive agreement to acquire the human resources consulting and outsourcing businesses of Mellon Financial Corporation for approximately $445 million. The Company expects this acquisition, with trailing annual revenues of approximately $660 million, to close during the fourth quarter of fiscal year 2005.

•	In April 2005, ACS entered into treasury lock agreements to provide interest rate protection in contemplation of a possible fourth quarter fiscal 2005 public debt offering under our existing shelf registration statement of up to $750 million. The treasury rate locks are for aggregate notional debt amounts of $500 million. There can be no assurance that ACS will commence or consummate any such debt offering.

•	From September 2003 through March 31, 2005, the Company has repurchased approximately 17.4 million shares of Class A common stock at an aggregate purchase price of approximately $874 million at an average purchase price of approximately $50 per share. Approximately 2.2 million shares, or $116 million, were repurchased during the third quarter at an average price of $54. The Company has approximately $376 million of availability remaining under its share repurchase program.

Financial Outlook

The Company’s financial guidance for fiscal year 2005 is as follows:

•	Revenue is expected to range from $4.32 billion to $4.35 billion.

•	Diluted earnings per share is expected to range from $3.11 to $3.13 per share.

•	Proforma diluted earnings per share including stock option expense is expected to range from $2.95 to $2.97 per share.

The Company’s initial guidance for fiscal year 2006 (assuming the Mellon acquisition closes in fiscal year 2005) is as follows:

•	Total revenue growth is expected to be in excess of 20%. The internal revenue growth percentage is expected to range from the upper single digits to mid-teens.

•	Diluted earnings per share including stock option expense is expected to range from $3.30 to $3.55 per share, representing growth of 12% to 20%.

ACS will discuss these results on a conference call and webcast on www.acs-inc.com at 3:30 p.m. CDT today. During the conference call, management will refer to a presentation provided on the Investor Relations page of ACS’ website and will use certain non-generally accepted accounting principles (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will also be provided.

ACS, a FORTUNE 500 company with more than 47,000 people supporting client operations in nearly 100 countries, provides business process and information technology outsourcing solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Risks Related to our Business” in the Company’s prior filings with the Securities and Exchange Commission, including the most recent Form 10-Q. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

Any public debt offering will be effected under our existing effective shelf registration statement previously filed with the Securities and Exchange Commission and offered only through a prospectus and accompanying prospectus supplement issued under that registration statement. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any offered debt securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Use of Non-GAAP Financial Information

The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including free cash flow, internal revenue growth and adjusted earnings per share, to provide both management and investors a more complete understanding of the Company’s underlying operational results.

These non-GAAP measures are indicators management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. For example, free cash flow is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies.

Internal revenue growth is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth. The Company uses adjusted earnings per share to present the impact of certain transactions or events that management expects to be infrequently occurring. We believe this adjusted measure is more indicative of the Company’s operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable metrics prepared in accordance with GAAP in the United States.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited, in thousands except per share amounts)

	Three months ended				Nine months ended
	March 31,				March 31,
	2005		2004		2005		2004
Revenues(1)	$1,063,299		$1,009,432		$3,136,767		$3,043,946	(3)
Expenses:
Wages and benefits	452,794		424,874		1,320,612		1,345,541	(2)
Services and supplies	251,825		269,352		777,893		806,278	(3)
Rent, lease and maintenance	124,047		107,780		364,164		300,630
Depreciation and amortization	57,801		47,881		167,706		131,508	(2)
Gain on sale of business	—		(493	)(2)	—		(284,839	)(2)
Other operating expenses	11,020		6,218	(4)	30,615		44,098	(3)(4)

Total operating expenses	897,487		855,612		2,660,990		2,343,216

Operating income	165,812		153,820		475,777		700,730
Interest expense	3,688		3,714		10,512		14,259
Other non-operating income, net	(466)		(423)		(1,808)		(1,591)

Pretax profit	162,590		150,529		467,073		688,062
Income tax expense	47,924	(5)	50,783		162,105	(5)	248,478

Net income	$114,666		$99,746		$304,968		$439,584

Earnings per common share:
Basic	$0.90		$0.76		$2.38		$3.33

Diluted(6)	$0.88		$0.72		$2.33		$3.14

Shares used in computing earnings per common share:
Basic	127,568		131,503		128,048		131,894
Diluted(6)	130,229		139,348		131,081		141,717

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

(1)	For the three and nine months ended March 31, 2005, the Company generated internal revenue growth of 2% and 5%, respectively. Internal revenue growth is measured as follows ($ in millions):

	Three Months Ended March 31,			Nine Months Ended March 31,
	2005	2004	Growth %(a)	2005	2004	Growth % (a)
Total Revenues	$1,063	$1,009	5%	$3,137	$3,044	3%
Less: Divested	—	(5)		(1)	(257)

Adjusted Base	$1,063	$1,004	6%	$3,136	$2,787	13%

Acquired revenues*	$46	$4	4%	$247	$45	8%
Internal Revenues	1,017	1,000	2%	2,889	2,742	5%

Total	$1,063	$1,004	6%	$3,136	$2,787	13%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

(2)	During the second quarter of fiscal 2004, the Company completed the Federal divestiture. During the third quarter of fiscal 2004, the Company completed the working capital adjustment associated with this divestiture resulting in an insignificant incremental gain. The first nine months of fiscal 2004 includes an approximate net benefit of $281 million ($180 million after tax), or $1.27 per diluted share associated with the divestiture, discontinuance of depreciation and amortization related to the assets held for sale and compensation costs associated with former Federal employees. This net benefit before taxes is recorded in three components: (i) Wages and benefits includes a $10 million ($0.04 per diluted share) compensation charge related to former Federal employees; (ii) Depreciation and amortization includes a $6 million benefit ($0.03 per diluted share) associated with the discontinuance of depreciation and amortization, and (iii) Gain on sale of business represents a $285 million gain ($1.28 per diluted share) on the divestiture.

(3)	The first nine months of fiscal 2004 includes a pretax profit charge of $19 million, or $0.09 per diluted share associated with the settlement with the Georgia Department of Community Health. This charge is recorded in three components: (i) Revenue includes a $7 million reduction resulting from the change in our percentage-of-completion estimates; (ii) Services and supplies includes a charge of $3 million associated with the accrual of wind-down costs associated with the cancellation of Phase II; and, (iii) Other operating expenses include an accrual of $10 million that was paid to the State of Georgia pursuant to the settlement.

(4)	During the third quarter of fiscal year 2004, the Company completed the Hanscom divestiture, which resulted in a benefit of approximately $5 million ($3 million after tax), or $0.02 per diluted share. This benefit is recorded in Other operating expenses.

(5)	During the third quarter of fiscal year 2005, the Company recognized an income tax benefit related to the Federal divestiture resulting in a benefit to net income of approximately $9 million, or $0.07 per diluted share.

(6)	The diluted earnings per share calculations include the after-tax impact of interest and amortization of offering costs on convertible notes in the amount of $1 million for the three months ended March 31, 2004, and $5 million for the nine months ended March 31, 2004. In addition, the diluted weighted shares include 4.4 million and 6.3 million shares for the three and nine months ended March 31, 2004, respectively, representing shares that would be issued upon conversion of the notes.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	June 30,
	2005	2004
	(Unaudited)	(Audited)
ASSETS:
Cash and cash equivalents	$46,532	$76,899
Accounts receivable, net	907,267	873,471
Other current assets	116,745	94,054

Total current assets	1,070,544	1,044,424
Property, equipment and software, net	601,580	521,772
Goodwill, net	2,129,160	1,969,326
Other intangible assets, net	311,671	283,767
Other long-term assets	94,876	87,953

TOTAL ASSETS	$4,207,831	$3,907,242

LIABILITIES:
Accounts payable	$59,664	$61,749
Accrued compensation	111,163	133,530
Other accrued liabilities	333,349	342,648
Income taxes payable	14,740	10,628
Deferred taxes	39,842	25,426
Current portion of long-term debt	7,206	2,048
Current portion of unearned revenue	67,060	61,541

Total current liabilities	633,024	637,570

Long-term debt	390,889	372,439
Long-term deferred taxes	231,715	234,183
Other long-term liabilities	116,466	72,563

TOTAL LIABILITIES	1,372,094	1,316,755

TOTAL STOCKHOLDERS’ EQUITY	2,835,737	2,590,487

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,207,831	$3,907,242

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